Exhibit 99.1

FIRST AMENDMENT

TO THE

NANOPHASE TECHNOLOGIES CORPORATION

2005 NON-EMPLOYEE DIRECTOR

RESTRICTED STOCK PLAN

WHEREAS, on June 23, 2005, the shareholders of Nanophase Technologies Corporation (the “Company”) approved the Nanophase Technologies Corporation 2005 Non-Employee Director Restricted Stock Plan (the “Director Stock Plan” or the “Plan”) for the benefit of its non-employee directors; and

WHEREAS, in connection with the implementation of the Director Stock Plan, the Company’s Compensation and Governance Committee (the “Committee”) wishes to allow each participant in the Plan an opportunity to defer receipt of the restricted shares granted under the Plan until he or she separates from service with the Company or upon a change in the ownership or effective control of the Company.

RESOLVED, that the Director Compensation Plan is hereby amended, effective immediately, to add a new Section 2.2 as follows:

Section 2.2 Deferral of Receipt. Notwithstanding anything to the contrary in this Plan or a Grant Instrument, a Grantee may, in a manner prescribed by the Committee, elect to defer the receipt of all of the Restricted Shares subject to a Grant Instrument during any calendar year prior to the year in which the Restricted Shares are granted. Any election may either: (i) continue in effect until the Grantee changes or discontinues it or (ii) apply for a single year only. Any change or discontinuance of an election shall be effective for the year beginning after the change or discontinuance notice is received by the Committee. To be effective, elections must be made on a form and in a manner prescribed by the Committee. The Restricted Shares deferred pursuant to this Section 2.2 shall be distributed to the Grantee (or his or her beneficiary, as applicable) as soon as administratively possible following the Grantee’s separation from service to the Company or upon a “change in the ownership or effective control of the Company.” For this purpose, the term “change in the ownership or effective control of the Company” shall include any transaction or event, or series of transactions or events, whether voluntary or involuntary, that results in, or as a consequence of which, any of the following occur: (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 [the “Exchange Act”]) directly or indirectly becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing a majority of the voting power of the then-outstanding securities of the Company, except where the acquisition is approved by the Board; (b) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which the shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); (c) the sale or other disposition of all or substantially all of the assets of the Company (as those terms are defined in applicable guidance or regulations of the United States Internal Revenue Service); or (iv) a liquidation or dissolution of the Company. The eventual payment of the deferred Restricted Shares shall not be secured in any way and shall be a general obligation of the Company. The Committee may hold the Restricted Shares in a grantor trust established by the Company for purposes of meeting its obligations with respect to deferred compensation under this Plan or any other plan established by the Company.

FIRST AMENDMENT

TO THE

NANOPHASE TECHNOLOGIES CORPORATION

2005 NON-EMPLOYEE DIRECTOR

RESTRICTED STOCK PLAN

The Restricted Shares deferred pursuant to this Section 2.2 shall be credited for the benefit of any participating Grantee pursuant to the terms of the Company Non-Employee Director Deferred Compensation Plan. During the deferral period, the deferred Restricted Shares shall not be available for issuance for purposes of Section 1.3 of the Director Stock Plan.

FURTHER RESOLVED, that This First Amendment shall be effective as of its adoption by the Committee. Except as stated above, all other terms and conditions of the Director Stock Plan shall remain in full force and effect.